Exhibit 99.1

Tilly’s, Inc. Announces Third Quarter Fiscal 2013 Results

—    Third Quarter Net Sales of $123.8 million; Comp Store Sales Decreased 2.4%

—    Third Quarter EPS of $0.22

—    Revises Full Year 2013 Outlook

Irvine, CA – November 26, 2013 – Tilly’s, Inc. (NYSE: TLYS) today announced financial results for the third quarter of fiscal 2013 ended November 2, 2013.

“During the third quarter we achieved quality earnings that were at the high end of our expectations and I am pleased with how our team continues to execute in a challenging retail environment. We maintained healthy gross margins, controlled our costs and exited the quarter with inventory as planned and well positioned for the holiday season,” commented Daniel Griesemer, President and Chief Executive Officer. “While current trends dictate a cautious approach in the near term, we are confident in the strength of the Tilly’s brand and remain focused on initiatives to advance our long-term growth.”

For the third quarter ended November 2, 2013:

•	Total net sales were $123.8 million, a decrease of 0.9% compared to $124.9 million in the third quarter of 2012, and reflect sales that shifted into the second quarter from the third quarter when compared to the 2012 fiscal calendar.

•	Comparable store sales, which include e-commerce sales, decreased 2.4% compared to the third quarter of 2012. E-commerce sales were $13.3 million, an increase of 3.0% compared to the third quarter of 2012.

•	Gross profit was $38.2 million compared to $41.8 million in the third quarter of 2012. Gross margin was 30.9% compared to 33.5% in the third quarter of 2012.

•	Operating income was $10.2 million compared to $13.9 million in the third quarter of 2012.

•	Net income was $6.1 million, or $0.22 per diluted share, based on a weighted average diluted share count of 28.2 million shares. This compares to net income in the third quarter of 2012 of $9.3 million, or $0.33 per diluted share, based on a weighted average diluted share count of 28.1 million shares. Applying the expected long-term effective tax rate of 40%, adjusted net income in the third quarter of 2012 was $8.3 million, or $0.30 per diluted share.

•	At the conclusion of this press release is a reconciliation of non-GAAP results to GAAP results.

For the thirty-nine weeks ended November 2, 2013:

•	Total net sales were $355.9 million, an increase of 9.0% compared to the first three quarters of the prior year.

•	Comparable store sales, which include e-commerce sales, decreased 0.7% compared to the first three quarters of 2012. E-commerce sales were $38.7 million, an increase of 14.9% compared to the first three quarters of 2012.

•	Gross profit increased 5.0% to $108.5 million. Gross margin was 30.5% compared to 31.7% in the prior year period.

•	Operating income was $21.3 million. This compares to operating income of $16.6 million in the first three quarters of 2012, during which the Company recognized a one-time non-cash SG&A charge of $7.6 million, before tax, related to stock-based compensation expense triggered by the company’s initial public offering.

•	Net income was $12.7 million, or $0.45 per diluted share, based on a weighted average diluted share count of 28.1 million shares. This compares to net income in the first three quarters of 2012 of $14.1 million, or $0.55 per diluted share, based on a weighted average diluted share count of 25.4 million shares. Adjusting for non-cash stock-based compensation charges and applying the expected long-term effective tax rate of 40%, adjusted net income was $14.1 million, or $0.55 per diluted share, in the first three quarters of 2012.

•	At the conclusion of this press release is a reconciliation of non-GAAP results to GAAP results.

Balance Sheet and Liquidity

As of November 2, 2013, the Company had $50.6 million of cash and marketable securities and no borrowings or debt outstanding on its revolving credit facility.

Fourth Quarter 2013 Outlook

We continue to experience weak traffic trends and a highly promotional environment in teen retail. If these trends continue, we would expect fourth quarter comparable store sales to decline in the mid to high single digits, and net income to be in the range of $4.2 million to $6.0 million, or $0.15 to $0.21 per diluted share. This assumes an anticipated effective tax rate of 40% and a weighted average diluted share count of 28.3 million shares, compared to 28.0 million weighted average diluted shares in the fourth quarter of last year.

Fourth quarter 2012 adjusted net income was $8.9 million, or $0.32 per diluted share, which includes a 40% effective tax rate to make that quarter comparable. (See reconciliation of non-GAAP results to GAAP results at the end of this release.)

Fiscal Year 2013 Outlook

Factoring in our assumptions for the fourth quarter, we now expect comparable-store sales to decline in the low single digits for fiscal 2013 on a 52-week versus 52-week basis. Using these assumptions and an anticipated annual effective tax rate of 40%, net income for fiscal year 2013 is expected to be in the range of $16.9 million to $18.7 million, or $0.60 to $0.66 per diluted share, based on a weighted average diluted share count of 28.1 million shares compared to 26.1 million weighted average diluted shares for the full-year 2012.

Full year 2012 adjusted net income was $22.9 million, which includes four quarters of ongoing stock-based compensation expense totaling $2.7 million and a 40% effective tax rate for the entire year, and excludes the one-time SG&A charge and a one-time tax benefit resulting from the conversion to a “C” corporation in the second quarter of 2012. (See reconciliation of non-GAAP results to GAAP results at the end of this release.)

Conference Call Information

A conference call to discuss the financial results is scheduled for today, November 26, 2013, at 4:30 p.m. ET (1:30 p.m. PT). Investors and analysts interested in participating in the call are invited to dial (888) 452-4006 at 4:25 p.m. ET (1:25 p.m. PT). The conference call will also be available to interested parties through a live webcast at www.tillys.com. Please visit the website and select the “Investor Relations” link at least 15 minutes prior to the start of the call to register and download any necessary software.

A telephone replay of the call will be available until December 10, 2013, by dialing (877) 870-5176 (domestic) or (858) 384-5517 (international) and entering the conference identification number: 8853090. Please note participants must enter the conference identification number in order to access the replay.

About Tilly’s

Tilly’s is a fast-growing destination specialty retailer of West Coast inspired apparel, footwear and accessories with an extensive assortment of the most relevant and sought-after brands rooted in action sports, music, art and fashion. Tilly’s is headquartered in Southern California and, as of November 2, 2013, operated 189 stores and through its website, www.tillys.com.

Non-GAAP Financial Measures

In addition to reporting financial measures in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provides certain non-GAAP financial measures including “adjusted selling, general and administrative expenses”, “adjusted operating income”, “adjusted income before income taxes”, “adjusted income tax provision”, “adjusted net income”, “adjusted basic earnings per share” and “adjusted diluted earnings per share”. These amounts are not in accordance with, or an alternative to, GAAP. The Company’s management believes that these measures provide investors with transparency by helping illustrate the financial results: (i) as if the Company had been a publicly traded “C” Corporation during the relevant time periods, in order to provide a better comparison of past periods to current periods as a “C” Corporation; and (ii) to exclude items that may not be indicative of, or are unrelated to, the Company’s core operating results, providing a better baseline for analyzing trends in the underlying business.

For a description of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the accompanying table titled “ Supplemental Information - Consolidated Statements of Income; Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” contained in this press release.

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by our representatives are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding our future financial and operating results, including but not limited to future comparable store sales, future net income, anticipated tax rate and long-term strategy, and any other statements about our future expectations, plans, intentions, beliefs or prospects expressed by management are forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs, but they involve a number of risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to, our ability to respond to changing customer preferences, attract customer traffic at our stores and online, execute our growth and long-term strategies, expand into new markets, effectively manage our inventory and costs, effectively compete with other retailers, enhance our brand image, general consumer spending patterns and levels, the effect of weather, and other factors that are detailed in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on April 3, 2013, including those detailed in the section titled “Risk Factors” and in our other filings with the SEC, which are available from the SEC’s website at www.sec.gov and from our website at www.tillys.com under the heading “Investor Relations”. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We do not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. This release should be read in conjunction with our financial statements and notes thereto contained in our Form 10-K and in our subsequent Forms 10-Q filed with the SEC.

Tilly’s, Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	November 2, 2013	February 2, 2013
ASSETS
Current assets:
Cash and cash equivalents	$20,657	$17,314
Marketable securities	29,932	39,868
Receivables	5,901	5,934
Merchandise inventories	56,378	46,595
Prepaid expenses and other current assets	13,398	11,387

Total current assets	126,266	121,098
Property and equipment, net	102,411	80,926
Other assets	3,418	3,357

Total assets	$232,095	$205,381

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,960	$18,261
Deferred revenue	4,118	5,453
Accrued compensation and benefits	3,407	6,094
Accrued expenses	12,114	12,132
Current portion of deferred rent	5,397	4,555
Current portion of capital lease obligation/Related party	746	712

Total current liabilities	52,742	47,207
Long-term portion of deferred rent	41,899	37,620
Long-term portion of capital lease obligation/Related party	2,694	3,258

Total long-term liabilities	44,593	40,878

Total liabilities	97,335	88,085

Commitments and contingencies

Stockholders’ equity:
Common stock (Class A), $0.001 par value; November 2, 2013 - 100,000 shares authorized, 11,361 shares issued and outstanding; February 2, 2013 - 100,000 shares authorized, 10,772 shares issued and outstanding	11	11
Common stock (Class B), $0.001 par value; November 2, 2013 - 35,000 shares authorized, 16,642 shares issued and outstanding; February 2, 2013 - 35,000 shares authorized, 16,920 shares issued and outstanding	17	17
Preferred stock, $0.001 par value; November 2, 2013 and February 2, 2013 - 10,000 shares authorized, no shares issued or outstanding	—	—
Additional paid-in capital	122,153	117,391
Retained earnings (deficit)	12,581	(140)
Accumulated other comprehensive (loss) income	(2)	17

Total stockholders’ equity	134,760	117,296

Total liabilities and stockholders’ equity	$232,095	$205,381

Tilly’s, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012
Net sales	$123,779	$124,895	$355,941	$326,521
Cost of goods sold (includes buying, distribution, and occupancy costs)	85,587	83,087	247,395	223,150

Gross profit	38,192	41,808	108,546	103,371
Selling, general and administrative expenses	28,042	27,940	87,279	86,795

Operating income	10,150	13,868	21,267	16,576
Other income (expense), net	116	(42)	20	(46)

Income before income taxes	10,266	13,826	21,287	16,530
Income tax expense	4,121	4,532	8,566	2,478

Net income	$6,145	$9,294	$12,721	$14,052

Basic earnings per share of Class A and Class B common stock	$0.22	$0.34	$0.46	$0.56
Diluted earnings per share of Class A and Class B common stock	$0.22	$0.33	$0.45	$0.55
Weighted average basic shares outstanding	27,884	27,658	27,768	24,979
Weighted average diluted shares outstanding	28,166	28,079	28,091	25,403

Tilly’s, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Thirty-Nine Weeks Ended
	November 2, 2013	October 27, 2012
Cash flows from operating activities
Net income	$12,721	$14,052
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,470	12,299
Loss on disposal of assets	133	153
(Gain) loss on sales and maturities of marketable securities	(161)	28
Deferred income taxes	351	6,325
Stock-based compensation expense	2,373	8,893
Excess tax benefit from stock-based compensation	(157)	(94)
Changes in operating assets and liabilities:
Receivables	33	(2,184)
Merchandise inventories	(9,783)	(13,202)
Prepaid expenses and other assets	(2,410)	(12,121)
Accounts payable	8,144	8,477
Accrued expenses	443	(1,048)
Accrued compensation and benefits	(2,687)	(1,072)
Deferred rent	5,121	7,435
Deferred revenue	(1,335)	(1,375)

Net cash provided by operating activities	27,256	26,566

Cash flows from investing activities
Purchase of property and equipment	(36,015)	(25,585)
Proceeds from sale of property and equipment	21	17
Insurance proceeds from casualty loss	—	799
Purchases of marketable securities	(29,935)	(60,419)
Sales and maturities of marketable securities	40,000	35,510

Net cash used in investing activities	(25,929)	(49,678)

Cash flows from financing activities
Payment of capital lease obligation	(530)	(497)
Net proceeds from initial public offering	—	106,789
Proceeds from exercise of stock options	3,025	805
Tax withholding payments related to exercise of stock options	(636)	—
Excess tax benefit from stock-based compensation	157	94
Distributions	—	(84,287)

Net cash provided by financing activities	2,016	22,904

Change in cash and cash equivalents	3,343	(208)
Cash and cash equivalents, beginning of period	17,314	25,091

Cash and cash equivalents, end of period	$20,657	$24,883

Tilly’s, Inc.

Supplemental Information - Consolidated Statements of Income

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

The tables below reconcile the non-GAAP financial measures of adjusted selling, general and administrative expenses (“SG&A”), adjusted operating income, adjusted income before income taxes, adjusted income tax provision, adjusted net income, and adjusted basic and diluted earnings per share, with the most directly comparable GAAP financial measures of actual SG&A, actual operating income, actual income before income taxes, actual income tax provision, actual net income, and actual basic and diluted earnings per share.

	Q3 2012 (quarter ended October 27, 2012)			Q3 2012 YTD (nine months ended October 27, 2012)
	Reported (GAAP)	Adjustments	Adjusted	Reported (GAAP)	Adjustments	Adjusted
Selling, general and administrative expenses (1)	27,940	—	27,940	86,795	(6,915)	79,880
Operating income	13,868	—	13,868	16,576	6,915	23,491
Income before income taxes	13,826	—	13,826	16,530	6,915	23,445
Income tax provision (2)	4,532	998	5,530	2,478	6,900	9,378
Net income	$9,294	($998)	$8,296	$14,052	$15	$14,067

Basic earnings per share	$0.34	($0.04)	$0.30	$0.56	$0.00	$0.56
Diluted earnings per share	$0.33	($0.03)	$0.30	$0.55	$0.00	$0.55

Notes:

(1)	Adjustment to the nine months ended October 27, 2012 SG&A expenses reflects exclusion of a $7.615 million charge for life-to-date stock-based compensation expense in the second quarter of fiscal 2012 and adds a charge of $0.7 million for stock-based compensation expense for the first quarter similar to the on-going charges in the other three quarters of fiscal year 2012.
(2)	The tax provision in the third quarter and the nine months ended October 27, 2012 is adjusted to the expected long-term effective tax rate of 40% as a “C” corporation. The GAAP tax provision rate reflects the Company being taxed as an “S” corporation until early in the second quarter of fiscal 2012 when it began being taxed as a “C” corporation.

	Q4 2012 (quarter ended February 2, 2013)			Full Year 2012 (53 week year ended February 2, 2013)
	Reported (GAAP)	Adjustments	Adjusted	Reported (GAAP)	Adjustments	Adjusted
Selling, general and administrative expenses (1)	32,011	—	32,011	118,805	(6,915)	111,890
Operating income	14,814	—	14,814	31,390	6,915	38,305
Income before income taxes	14,768	—	14,768	31,299	6,915	38,214
Income tax provision (2)	4,927	980	5,907	7,406	7,880	15,286
Net income	$9,841	($980)	$8,861	$23,893	($965)	$22,928

Basic earnings per share	$0.36	($0.04)	$0.32	$0.93	($0.04)	$0.89
Diluted earnings per share	$0.35	($0.03)	$0.32	$0.92	($0.04)	$0.88

Notes:

1)	Adjustment to full year 2012 SG&A expenses excludes the life-to-date charge of $7.615 million for stock-based compensation expense in the second quarter and adds a charge of $0.7 million for stock-based compensation expense in the first quarter, similar to the on-going charges in the other three quarters of 2012. The result of these adjustments to 2012 is to reflect only an on-going stock-based compensation expense, of $2.7 million, for all quarters of the year.
(2)	The tax provision in the fourth quarter and full year 2012 is adjusted to the expected long-term effective tax rate of 40% as a “C” corporation. The GAAP tax provision rate in 2012 reflected the Company being taxed as an “S” corporation for a portion of the year, after which it was taxed as a “C” corporation.

Tilly’s, Inc.

Store Count and Square Footage

	Stores Open at Beg of Qtr	Stores Opened During Qtr	Stores Closed During Qtr	Stores Open at End of Qtr	Total Gross Square Footage End of Qtr (in thousands)
2012 Q1	140	5	0	145	1,134
2012 Q2	145	10	0	155	1,215
2012 Q3	155	7	1	161	1,272
2012 Q4	161	7	0	168	1,319

2013 Q1	168	7	0	175	1,371
2013 Q2	175	7	0	182	1,423
2013 Q3	182	7	0	189	1,472

Investor Relations Contact:

ICR, Inc.

Anne Rakunas/Joseph Teklits

310-954-1113

anne.rakunas@icrinc.com